EXHIBIT 99.1

                                  PRESS RELEASE




                                     Contact:          James S. Nelson
                                                       Senior Vice President
                                                       Steelton Bancorp, Inc.
                                                       (717) 939-1966


Steelton Bancorp, Inc.
Mechanics Savings Bank
51 S. Front Street
Steelton, PA  17113

OTC Electronic Bulletin Board "SELO"


                              FOR IMMEDIATE RELEASE
                              ---------------------


Stock Repurchase Plan
---------------------

Steelton, Pennsylvania - February 17, 2000 - Harold Stremmel, President of Steelton Bancorp, Inc., Steelton, Pennsylvania, the holding company of Mechanics Savings Bank, today announced its intention to repurchase up to 5% or 19,250 shares of the company's common stock. The repurchases will be made in open market transactions, subject to availability of stock, market conditions, the trading price of the stock and the Company's financial performance. The repurchase plan will mitigate some of the potentially dilutive effects of the Company's stock benefit plans and would also be available for general corporate use. The repurchase is expected to be completed by July 8, 2000.


For further information contact:
James S. Nelson, Investor Relations Officer


51 South Front Street * P.O. Box 7614 * Steelton, Pennsylvania  17113 * Phone 717-939-1966 * FAX 717-939-2629